Gulf South Bank Conference
May 1, 2008

 This presentation contains forward-looking statements, as defined by
Federal securities laws, relating to present or future trends or factors affecting the operations, markets and products of First Security Group, Inc.
These statements are provided to assist in the understanding of future financial performance. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to First Security’s most recent documents filed with the Securities and Exchange Commission.
 First Security undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this presentation.
Forward-Looking Statements

GAAP Reporting versus
Operating Results
 This presentation contains references to operating results. These amounts and ratios are calculated using net operating income (net of tax)
which excludes extraordinary items as defined by GAAP and non-
recurring items. Furthermore and in accordance with SNL Financial practice, the core efficiency ratio is calculated on a fully tax equivalent basis excluding one-time and non-cash items. Since these items and their impact on First Security's performance are difficult to predict, First
Security believes presentation of its financial measures excluding the impact of these items is useful information and important for a complete understanding of its core operating results. Reconciliations for each core number are included in the first quarter earnings release which is available on First Security’s website, www.FSGBank.com.

• Headquartered in Chattanooga, Tennessee
• Over eight years in operation as First Security; founded in
 September 1999 by current management team
• Assets of $1.25 billion
• 39 banking offices and 5 loan/leasing offices in
 Tennessee and north Georgia
• Strategic focus on small to medium-sized owner-
 managed businesses and consumers
.
FSGI Corporate Profile

FSGI Market Statistics
• 16.5 million shares outstanding
• Listed on NASDAQ Global Market in
 August 2005
• Market capitalization of $149 million*
• Institutions hold 31% of shares
• Average daily trading volume (3 mos.)
 is 20,440 shares
* Based on 4/22/08 closing price of $9.05

Management Team with
Extensive In-Market Experience
Name	Title	Age	Years in Banking	Previous Experience
Rodger Holley	CEO	60	33	Pioneer
Monty Montgomery	COO	54	30	First American
Chip Lusk	CFO	40	18	Pioneer
Larry Richey	Senior Corp. Lending Officer	59	29	Bank of America
David Haynes	Senior Corp. Credit Officer	55	32	AmSouth
Directors and executive management own 6.44% of FSGI
ESOP owns 3.04% of FSGI

Capitalizing on Recent Bank
Consolidations within Footprint
Acquirer	HQ State	Target	Year
Regions Financial Corp.	AL	AmSouth Bancorp.	2006
BB&T Corp	NC	First Citizens Bancorp	2006
SunTrust Banks Inc.	GA	National Commerce Financial Corp.	2004
Regions Financial Corp.	AL	Union Planters Corp.	2004
BB&T Corp	NC	BankFirst Corp.	2000
BB&T Corp.	NC	Hardwick Holding Co.	2000
AmSouth Bancorp.	AL	First American Corp.	1999
First American Corp.	TN	Pioneer	1998
We Target Dislocated Customers and Hire Their Bankers

Organized into Six Regions
• Regional bank presidents
• Local decision-making
• Local advisory boards
• Local strategies and identities
• Knowledge of local markets
• Serve small and medium-sized
 businesses within each
 market
• Customers get to know their
 bankers
~ A Focus on Personalized Sales and Service ~

Solid Core Deposit & Loan Growth
5-yr. CAGR1 Loan Growth: 24.6%
5-yr. CAGR1 Core Deposit2 Growth: 7.8%
1 5-year CAGR based on an annualized growth rate for 2008
2 Core deposits = Transaction accounts + Savings + NOW + Retail CDs

Diversified Loan Portfolio
Commercial
Leases, 4.0%
Consumer,
6.1%
1-4 Family
Residential,
27.9%
Multi-Family,
1.7%
C&I,
15.1%
Commercial
RE, 22.8%
Construction/
Land Development,
22.4%
Total loans = $977.4 million at March 31, 2008
Owner-occupied = 62%

Construction & Development Loans
$218.8 MM
at March 31, 2008
Residential
Construction
36%
Residential A&D
32%
Commercial
Construction
21%
• Loan commitments of $237 MM
 with $81 MM (34%) unfunded
• Granular: Top 10 relationships
 total 39% of commitments
• Asset quality high:
 • 2007 & 2008 NCOs were $94k
 • NCOs for previous 3 years ~$150k
 • NPAs = $4.1 million
• 99% of borrowers in-market
• 95%+ projects are in-market
Comm. A&D
11%

Deposits: Stable Core Funding
Total Deposits = $935.5 million at March 31, 2008
Brokered Deposits, 10.1%
CDs > $100M,
23.5%
CDs < $100M, 27.1%
 Savings & MM, 14.5%
Interest-Bearing
DDAs, 7.4%
Non-Interest DDAs, 17.4%

Asset Quality
Non- Performing Assets + 90 days
as a % of Total Assets
2007
2007
2008
2008

Repossessed Assets = $1.6 million
Other Real Estate = $3.5 million
Const. Equip,
12.2%
Trucking,
64.5%
Mining,
9.3%
C&D,
78.6%
CRE,
17.9%
Residential Real
Estate, 3.5%
Nonperforming Assets
NPAs + 90 Days Past Due =
$11.7 million, or 0.94% of Total Assets
Nonaccrual,
43.2%
OREO,
30.1%
Repossessed
Assets,
14.1%
90+ Days,
12.6%
Autos & other,
14.0%
Repos & OREO

Loans on Nonaccrual = $5.0 million
Loans 90 Days Past Due = $1.5 million
C&D,
27.2%
CRE,
16.5%
Leases,
33.2%
Other, 0.7%
C&D,
32.1%
Residential
Real Estate,
56.7%
Other, 3.4%
Nonperforming Assets
Nonaccrual & Delinquent
Residential
RE, 9.5%
C&I,
12.9%
CRE,
7.8%
Nonaccrual,
43.2%
OREO,
30.1%
Repossessed
Assets,
14.1%
90+ Days,
12.6%
NPAs + 90 Days Past Due =
$11.7 million, or 0.94% of Total Assets

First Quarter Results:
Year-over-Year Trends
	1Q’08	1Q’07	∆%
Net Income ($M)	2,243	2,354	-4.7%
Diluted EPS ($)	0.14	0.13	+8.0%
Ret on Avg Tang Equity (%)	7.55	8.22	-8.15%
Ret on Avg Tang Assets (%)	0.75	0.85	-11.8%
NIM, fully tax-equivalent (%)	4.30	4.86	-11.5%
Core Efficiency Ratio* (%)	67.20	66.12	-1.63%
* Excluding non-cash items, fully tax-equivalent

Consistent Net Income Growth
(Millions)
* Excludes extraordinary and non-recurring items
2007 Net Income up 2.2%

Improved Operating Leverage
(Millions)
* Revenue = Net Int. Income + Non-Int. Income
Non-Int. Income
Net-Int. Income
Non-Int. Expense
YTD’08 Revenue up 2.8%
YTD’08 Expenses up 1.3%

Earnings Per Share: Consistent Growth
* Excludes extraordinary and non-recurring items
1Q’08 Diluted EPS up 8%
over 1Q’07

Focused on Profitability: ROE
* Excludes extraordinary and non-recurring items

Focused on Profitability: ROA
* Excludes extraordinary and non-recurring items

Net Interest Margin*
* Tax-equivalent basis

Core Efficiency Ratio*
* Excludes non-recurring and non-cash items

Attractive Valuation
Market Statistics[1]	FSGI
Price / Book	99.1%
Price / Tangible Book	124.0%
Price / LTM EPS	13.5X
Consensus 2008 EPS	$0.60
Price / Consensus 2008 EPS	15.1X
 1 Based on 4/22/08 closing price of $9.05

Our Strategy Is Consistent
• Leverage our existing franchise through organic growth &
 acquisitions
• Maintain solid asset quality
• Maintain balance between growth and profitability
• Annual loan growth: > 8%
• Incentives aligned to achieve performance goals
• Position First Security as one of the preeminent Tennessee franchises

NASDAQ: FSGI
Website: www.FSGBank.com
Contact: William L. (Chip) Lusk, Jr. , EVP / CFO; clusk@fsgbank.com